SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange act 1934

June 13, 2018

(Date of report/date of earliest event reported)

___________________

CONSUMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

OHIO	033-79130	34-1771400
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

(Address of principal executive offices)

(330) 868-7701

(Registrant’s telephone number)

Not Applicable

(Former name of former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement

On June 13, 2018, Consumers National Bank, a wholly-owned subsidiary of Consumers Bancorp, Inc. (the “Company”), and Furey Holdings, LLC (“Furey Holdings”), entered into an amendment to the lease agreement dated December 23, 2005 (the “Agreement”). John P. Furey, a member of the Company’s Board of Directors, is the managing member of Furey Holdings. The Agreement was unanimously approved by all disinterested members of the Board of Directors. The Agreement extends the Option Term until December 23, 2023 and sets the base rent during this period at Three Thousand Dollars and 59/100 ($3,000.59) per month.

Item 9.01 Exhibits

d. Exhibits

Exhibit No.	Description
10	First Amendment, dated June 13, 2018, to the Lease Agreement between Furey Holdings, LLC and Consumers National Bank, dated December 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

Date: June 15, 2018	/s/ Renee Wood
Renee Wood, Chief Financial
Officer & Treasurer